UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On July 26, 2019, Hancock Jaffe Laboratories, Inc. (the “Company”) issued a press release announcing that the Company’s principal investigator for its first-in-man VenoValve study in Bogota, Colombia, Dr. Jorge Hernando Ulloa, reported new 90 day VenoValve data at the Second Annual Society of Vascular and Endovascular Surgery Congress of Central America and the Caribbean. A copy of the presentation made by Dr. Jorge Hernando Ulloa is attached as Exhibit 99.1 to this Current Report and a copy of the press release issued by the Company is attached as Exhibit 99.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Presentation at the Second Annual Society of Vascular and Endovascular Surgery Congress of Central America and the Caribbean
99.2	Press release, dated July 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: July 26, 2019	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer